Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 48 to Registration Statement No. 033-20309 on Form N-1A of our report dated February 27, 2014, relating to the financial statements and financial highlights of Lord Abbett Global Fund, Inc., including the Lord Abbett Emerging Markets Corporate Debt Fund, Lord Abbett Emerging Markets Currency Fund, Lord Abbett Emerging Markets Local Bond Fund and Lord Abbett Multi-Asset Global Opportunity Fund (formerly, Lord Abbett Global Allocation Fund), appearing in the Annual Report on Form N-CSR of Lord Abbett Global Fund, Inc. for the year ended December 31, 2013.

We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 23, 2014